EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-142052 on Form S-3 of our report dated March 31, 2005, relating to the consolidated financial statements of CECO Environmental Corp. for the year ended December 31, 2004, appearing in the Annual Report on Form 10-K of CECO Environmental Corp. for the year ended December 31, 2006, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Cincinnati, Ohio

April 26, 2007